September 1, 2026

Cybin Inc.
100 King Street West, Suite 5600
Toronto, Ontario
M5X 1C9

Dear Sirs/Mesdames:

Re: Cybin Inc., dba Helus Pharma - Form S-8 Registration Statement

We have acted as Canadian counsel to Cybin Inc., doing business as Helus Pharma (the “Corporation”), a corporation existing under the Business Corporations Act (Ontario), in connection with the Corporation’s registration statement on Form S-8 filed on September 1, 2026, including all amendments and supplements thereto (the “Registration Statement”), with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the registration of an aggregate of up to 6,518,758 common shares of the Corporation (the “Common Shares”) consisting of: (i) up to 4,000,000 Common Shares (the “Plan Shares”) issuable pursuant to future grants under the Corporation’s omnibus equity incentive plan (the “Plan”); (ii) up to 364,322 Common Shares (the “RSU Shares”) underlying restricted share units previously granted under the Plan; (iii) 759,436 Common Shares (the “Option Shares”) underlying options previously granted under the Plan; (iv) 425,000 Common Shares (the “Inducement PSU Shares”) underlying outstanding performance share units pursuant to a performance share unit agreement dated August 3, 2026 between the Corporation and Michael Halstead (the “Inducement PSU Agreement”); and (v) 970,000 Common Shares (the “Inducement RSU Shares” and together with the Plan Shares, the RSU Shares, the Option Shares, and the Inducement PSU Shares, the “Reserved Shares”) underlying outstanding restricted share units pursuant to a restricted share unit agreement dated August 3, 2026 between the Corporation and Michael Halstead (the “Inducement RSU Agreement”, and together with the Inducement PSU Agreement, the “Inducement Agreements”).

The Registration Statement also relates to the registration for resale from time to time of up to 299,439 Common Shares (the “Resale Shares”) by or on behalf of the selling securityholders identified in the prospectus included in the Registration Statement (the “Reoffer Prospectus”).

We have examined the Registration Statement, the Plan, the Inducement Agreements, certain resolutions of the Corporation's directors, certain resolutions of the Corporation's shareholders, and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinion hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Corporation. In connection with the opinion expressed in paragraph 3, we have relied solely upon a certificate of an officer of the Corporation.

In giving this opinion, with regard to all documents examined by us, we have assumed:

(a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals of documents from which such copies were taken;

September 1, 2026

(b) the accuracy and completeness of all factual representations made in the Registration Statement (including the Reoffer Prospectus contained therein) and other documents reviewed by us;

(c) that all resolutions contained in the minute books of the Corporation were approved by the requisite majority of the directors of the Corporation, remain in full force and effect, and have not been and will not be rescinded or amended;

(d) that we have been provided with true and correct copies of the Plan, and that the Plan provided to us have not been amended, supplemented or modified in any manner, whether by written or oral agreement, by conduct of the parties thereto, or otherwise;

(e) that we have been provided with true and correct copies of the Inducement Agreements, and that the Inducement Agreements have not been amended, supplemented or modified in any manner, whether by written or oral agreement, by conduct of the parties thereto, or otherwise;

(f) that insofar as any obligation under any of the Plan or the Inducement Agreements is to be performed in any jurisdiction outside of the Province of Ontario, its performance will not be illegal or unenforceable by virtue of the laws of that other jurisdiction;

(g) that all Plan Shares issued or issuable pursuant to the Plan and any applicable Award Agreement (as defined in the Plan) have been or will be issued pursuant to awards duly granted under the Plan by the board of directors of the Corporation (the "Board") or a committee of the Board (a "Committee") at such times, to such persons and for such consideration as was or will be approved by the Board or a Committee or pursuant to a delegation of authority granted by the Board or a Committee, all in accordance with the terms of the Plan;

(h) that all RSU Shares, Option Shares and Resale Shares issuable or deliverable pursuant to the Plan and any applicable Award Agreement (as defined in the Plan) will be issued or delivered pursuant to awards duly granted under the Plan by the Board or a Committee at such times, to such persons and for such consideration as was or will be approved by the Board or a Committee or pursuant to a delegation of authority granted by the Board or a Committee, all in accordance with the terms of the Plan;

(i) that all Inducement PSU Shares and Inducement RSU Shares issuable or deliverable pursuant to the Inducement Agreements will be issued or delivered pursuant to awards duly granted by the Board or a Committee at such times, to such persons and for such consideration as was or will be approved by the Board or a Committee or pursuant to a delegation of authority granted by the Board or a Committee, all in accordance with the terms of the Inducement Agreements;

(j) that all Reserved Shares and Resale Shares have been or will be issued by the Corporation pursuant to a resolution of the Board that has been approved by the requisite majority of the directors of the Corporation;

(k) that all required consideration for the Reserved Shares and the Resale Shares has been or will be fully paid in money or in property (other than a promissory note or promise to pay) or past service that was not or will not be less in value than the fair equivalent of the money that the Corporation would have received if such Common Shares had been issued for money;

(l) that all required filings have been or will be made with the NASDAQ Exchange, the Cboe Canada Exchange and all relevant securities regulatory authorities;

September 1, 2026

(m) the capacity, power and authority of all parties other than the Corporation to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance or delivery of the Reserved Shares and the Resale Shares, and the due execution and delivery thereof by each party thereto; and

(n) that the Registration Statement (including the Reoffer Prospectus contained therein) filed with the SEC will be in substantially the same form as that examined by us for purposes of this opinion.

Where our opinion refers to the Common Shares as being "fully paid and non-assessable", such opinion assumes that all required consideration (in whatever form) has been or will be paid or provided. No opinion is expressed as to the adequacy of any consideration received.

We are solicitors qualified to practice law in the Province of Ontario. We have not made any independent examination of the laws of any jurisdiction other than the Province of Ontario and the federal laws of Canada applicable therein. We express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province of Ontario and the laws of Canada applicable therein in effect on the date hereof.

Opinions

Based and relying on and subject to the foregoing, as of the date hereof, we are of the opinion that:

1. the Plan Shares, RSU Shares, and Option Shares, when issued and paid for, as applicable, in accordance with the terms of the Plan and the applicable Award Agreement (as defined in the Plan), will have been validly issued as fully paid and non-assessable Common Shares;

2. the Inducement RSU Shares and the Inducements PSU Shares, when issued in accordance with the terms of the Inducement RSU Agreement or Inducement PSU Agreement, as applicable, will have been validly issued as fully paid and non-assessable Common Shares; and

3. the Resale Shares have been validly issued as fully paid and non-assessable Common Shares.

We hereby consent (i) to the filing of this opinion as an exhibit to the Registration Statement, or any amendment pursuant to Rule 462 under the Act, and (ii) to the reference to our firm under the heading "Legal Matters" in the Reoffer Prospectus, or any amendment pursuant to Rule 462 under the Act. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Act or the rules and regulation promulgated thereunder. No opinion is expressed as to the contents of the Registration Statement or the Reoffer Prospectus, other than the opinions expressly set forth herein. This opinion may not be quoted from or otherwise referred to in any other document other than the Registration Statement and Reoffer Prospectus.

Yours truly,

/s/ Aird & Berlis LLP

Aird & Berlis LLP